SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 29, 2007
Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas	75225 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 874-2323
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          Reference is hereby made to the registration statement of Capstead Mortgage Corporation (the “Company”) on Form S-3 (File No. 333-143390), which became effective as of August 14, 2007 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on November 15, 2007, with respect to the Company’s common stock.
          On November 15, 2007, the Company entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., JMP Securities LLC and Keefe Bruyette & Woods, Inc., as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”) in connection with an underwritten public offering (the “Offering”) by the Company of 8,000,000 shares (along with 1,200,000 shares to cover the Underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share.
          On November 21, 2007, Hogan & Hartson LLP issued their opinion with respect to the legality of an underwritten public offering by the Company of 8,000,000 shares of the Company’s common stock, par value $0.01 per share.
          On November 29, 2007, Hogan & Hartson LLP issued their opinion with respect to the legality of an underwritten public offering by the Company of 1,200,000 shares of the Company’s common stock, par value $0.01 per share, to cover the Underwriters’ over-allotment option.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP, dated November 29, 2007, with respect to the legality of the shares of common stock being issued.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2007

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary